Exhibit 3.8

HERTZ EQUIPMENT RENTAL CORPORATION

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BY  -  LAWS

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ARTICLE I

OFFICES

Section 1.                   The principal office shall be in the City of Wilmington, State of Delaware.

Section 2.                   The corporation may also have offices at such other places both within and without the State of this corporation’s incorporation as the Board of Directors may from time to time determine or the business of the corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1.                   All meetings of the stockholders for the election of directors shall be held in the City of New York, State of New York, at such place as may be fixed from time to time by the Board of Directors, or at such other place either within or without the State of this corporation’s incorporation as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of this corporation’s incorporation, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2.                   Annual meetings of stockholders shall be held on the 1st of June, if not a legal holiday, and if a legal holiday, then on the next secular day following, at 10:00 A.M., or at such other date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which they shall elect by a plurality vote a Board of Directors, and transact such other business as may properly be brought before the meeting.

Section 3.                   Written or printed notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman of the Board, the President, the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting.

Section 4.                   Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be held at such time and place within or without the State of New York as shall be stated in the notice of the meeting or in a duly executed waiver of notice, and may be called by the Chairman of the Board, the Board of Directors or the holders of not less than a majority of all the shares entitled to vote at the meeting.

Section 5.                   Written or printed notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called,

shall be given not less than ten nor more than fifty days before the date of the meeting, either personally or by mail, by, or at the direction of the Chairman of the Board, the President, the Secretary, or the officer or persons calling the meeting to each stockholder entitled to vote at such meeting. The notice should also indicate that it is being issued by, or at the direction of, the person calling the meeting.

Section 6.                   Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 7.                   The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

Section 8.                   If a quorum is present at any meeting, the affirmative vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall be the act of the stockholders, unless the vote of a greater or lesser number of shares of stock is required by law or the certificate of incorporation.

Section 9.                   Unless otherwise provided in the certificate of incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock standing in the name of such stockholder on the books of the corporation. A stockholder may vote either in person or by proxy executed in writing by the stockholder or by his duly appointed attorney-in-fact.

Section 10.            Unless otherwise provided in the certificate of incorporation, whenever stockholders are required or permitted to take any action by vote, such action may be taken without a meeting, without prior notice and without a vote, on written consent, setting forth the action so taken, signed by the holders of outstanding shares entitled to vote thereon having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all the shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

Section 11.            The Board of Directors in advance of any stockholders’ meeting may appoint one or more inspectors to act at the meeting or any adjournment thereof. If inspectors are not so appointed, the person presiding at a stockholders’ meeting may, and, on the request of any stockholder entitled to vote thereat, shall appoint one or more inspectors. In case any person appointed as inspector fails to appear or act, the vacancy may be filled by the board in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability.

ARTICLE III

DIRECTORS

Section 1.                   The number of directors which shall constitute the whole board shall be not less than three nor more than seven. The first board shall consist of three directors. Thereafter, within the limits above specified, the number of directors shall be determined by resolution of the Board of Directors or by the stockholders at the annual meeting, except as hereafter provided.

Section 2.                   The directors shall be elected at the annual meeting of the stockholders, except as otherwise provided in this Article, and each director elected shall hold office until his successor is elected and qualified. Directors need not be stockholders of the corporation nor residents of the state of Delaware and shall be at least twenty-one years of age.

Section 3.                   Any or all of the directors may be removed, with or without cause, at any time by the vote of the stockholders at a special meeting called for that purpose. Any director may be removed for cause by the action of the directors at a special meeting called for that purpose.

Section 4.                   Newly created directorships resulting from an increase in the Board of Directors and all vacancies occurring in the Board of Directors, including vacancies caused by removal without cause, may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors.

Section 5.                   A director elected to fill a vacancy shall hold office until the next meeting of stockholders at which election of directors is the regular order of business, and until his successor shall have been elected and qualified. A director elected to fill a newly created directorship shall serve until the next succeeding annual meeting of shareholders and until his successor shall have been elected and qualified.

Section 6.                   The business affairs of the corporation shall be managed by its Board of Directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

MEETINGS OF THE BOARD OF DIRECTORS

Section 7.                   The Board of Directors of the corporation may hold meetings, both regular and special either within or without the State of this corporation’s incorporation.

Section 8.                   The first meeting of each newly elected Board of Directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present, or it may convene at such place and time as shall be fixed by the consent in writing of all the directors, or it may convene at such place and time as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors.

Section 9.                   Regular meetings of the Board of Directors may be held upon such notice, or at such time and at such place as shall from time to time be determined by the board.

Section 10.            Special meetings of the board may be called by the Chairman of the Board or the President on two days’ notice to each director, either personally or by mail or by telegram; special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of two directors. Notice of a meeting need not be given to any director who submits a signed waiver of notice whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 11.            At all meetings of the board a majority of the directors then in office shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, unless the vote of a greater number is required by law or by the certificate of incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until quorum shall be present.

Section 12.            Unless otherwise restricted by the certificate of incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee designated by the Board of Directors may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

EXECUTIVE AND OTHER COMMITTEES

Section 13.            The Board of Directors, by resolution adopted by a majority of the entire board, may designate, from among its members, an executive committee and may designate other committees, provided each has at least one director as a member, and each of which, to the extent provided in the resolution, shall have all the power and authority of the board, except as otherwise required by law or the certificate of incorporation. Vacancies in the membership of the committee shall be filled by the Board of Directors at a regular or special meeting of the Board of Directors.

Section 14.            Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

COMPENSATION OF DIRECTORS

Section 15.            Unless otherwise restricted by the certificate of incorporation, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of

Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

ARTICLE IV

NOTICES

Section 1.                   Whenever, under the provisions of the statutes or of the certificate of incorporation or of these By-Laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram.

Section 2.                   Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or of these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE V

OFFICERS

Section 1.                   The officers of the corporation shall be chosen by the Board of Directors and shall consist of a Chairman of the Board, a President, a Secretary and a Treasurer. The Board of Directors may also choose one or more Executive Vice Presidents, Vice-Presidents, a Controller and appoint one or more Assistant Controllers, Assistant Secretaries and Assistant Treasurers.

Section 2.                   The Board of Directors at its first meeting after each annual meeting of stockholders shall choose a Chairman of the Board, a President, a Secretary and a Treasurer, none of whom need be a member of the Board. Any two or more offices may be held by the same person, except the offices of President and Secretary.

Section 3.                   The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

Section 4.                   The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the corporation shall be filled by the Board of Directors.

THE CHAIRMAN OF THE BOARD

Section 5.                   The Chairman of the Board shall preside at all meetings of the stockholders and the Board of Directors.

THE PRESIDENT

Section 6.                   The President shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect and have such other powers as the Board of Directors may from time to time prescribe.

Section 7.                   The President shall execute bonds, mortgages and other contracts requiring a seal under the seal of the corporation, except where required or permitted by law or resolution of the Board of Directors to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation.

EXECUTIVE VICE PRESIDENTS, AND ADDITIONAL
VICE PRESIDENTS

Section 8.                   The Executive Vice Presidents, and the Vice Presidents shall be responsible to the Board of Directors, the Chairman of the Board and the President, and shall have such powers and perform such duties as may be delegated to them.

THE SECRETARY AND ASSISTANT SECRETARIES

Section 9.                   The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or Chairman. He shall have custody of the corporate seal of the corporation and he, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and, when so affixed, it may be attested by his signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

Section 10.            The Assistant Secretary or, if there be more than one, the Assistant Secretaries shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

THE TREASURER AND ASSISTANT TREASURERS

Section 11.            The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all monies and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.

Section 12.            He shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chairman of the Board, the President, and the Board of Directors at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the corporation.

Section 13.            If required by the Board of Directors, he shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

Section 14.            The Assistant Treasurer, or, if there shall be more than one, any Assistant Treasurer shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

THE CONTROLLER AND ASSISTANT CONTROLLER

Section 15.            The Controller shall maintain adequate records of all assets, liabilities and transactions of the corporation; see that adequate audits thereof are currently and regularly made; in conjunction with other officers and department heads, initiate and enforce measures and procedures whereby the business of the corporation shall be conducted with the maximum safety, efficiency and economy; and shall render to the Chairman of the Board, the President and the Directors, at the regular meetings of the Board, or whenever they, or any of them, may require it, an account of all his transactions as Controller and of the accounts of the corporation. The Controller shall perform such other duties as shall, from time to time, be imposed upon him by the Chairman of the Board, the President or the Board.

Section 16.            If there be no Controller, the Treasurer shall perform his duties and exercise his powers. If there is an Assistant Controller, or if there shall be more than one, any Assistant Controller shall in the absence or disability of the Controller perform the duties and exercise the powers of the Controller, and perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

ARTICLE VI

CERTIFICATES OF STOCK

Section 1.                   The shares of the corporation shall be represented by certificates signed by the Chairman of the Board or the President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the corporation and may be sealed with the seal of the corporation or a facsimile thereof.

Section 2.                   The signatures of the officers of the corporation upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the corporation itself or an employee of the corporation. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of issue.

LOST CERTIFICATES

Section 3.                   The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the corporation alleged to have been lost or destroyed. When authorizing such issue of a new certificate, the Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient, and may require such indemnities as it deems adequate, to protect the corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.

TRANSFER OF SHARES

Section 4.                   Upon surrender to the corporation or the transfer agent, of the corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto, and the old certificate cancelled and the transaction recorded upon the books of the corporation.

FIXING RECORD DATE

Section 5.                   For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining stockholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Board of Directors may fix, in advance, a date as the record date for any such determination of stockholders. Such date shall not be more than fifty nor less than ten days before the date of any meeting nor more than fifty days prior to any other action. When a determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders has been made as provided in this action, such determination shall apply to any adjournment thereof, unless the board fixes a new record date for the adjourned meeting.

REGISTERED STOCKHOLDERS

Section 6.                   The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of share, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

LIST OF STOCKHOLDERS

Section 7.                   A list of stockholders as of the record date, certified by the corporate officer responsible for its preparation or by a transfer agent, shall be produced at any meetings upon the request thereat or prior thereto of any stockholder. If the right to vote at any meeting is challenged, the inspectors of election, or person presiding thereat, shall require such list of stockholders to be produced as evidence of the right of the persons challenged to vote at such meeting and all persons who appear from such list to be stockholders entitled to vote thereat may vote at such meeting.

ARTICLE VII

GENERAL PROVISIONS

DIVIDENDS

Section 1.                   Subject to the provisions of the certificate of incorporation relating thereto, if any, dividends may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in shares of the capital stock or in the corporation’s bonds or its property, including the shares of bonds of other corporations subject to any provisions of law and of the certificate of incorporation.

Section 2.                   Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

CHECKS

Section 3.                   All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as may from time to time be designated pursuant to any resolution of the Board of Directors.

FISCAL YEAR

Section 4.                   The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

SEAL

Section 5.                   The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words “Corporate Seal, Delaware .”  The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE VIII

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Each director, officer, or employee (including any person who previously served in such capacity), or his executors, administrators or other legal representatives, shall be indemnified by the corporation against reasonable costs, expenses including judgments, fines, penalties and amounts paid in settlement and counsel fees incurred in connection with any civil or criminal action, suit or other proceeding to which such director, officer or employee, or his executors, administrators or other legal representatives, may be made a party by reason of his being or having been such director, officer or employee of the corporation or of any other corporation or organization which he served in any such capacity at the request of the corporation, unless it shall be finally adjudged in such proceeding that he has been liable for negligence or willful misconduct in the performance of his duties as such officer, director or employee. If, however, such action suit or proceeding shall be concluded by judgment, settled, or otherwise terminated as against such person, without a final determination as to whether he has been so liable, such person shall not be so indemnified unless it shall be determined that such officer, director or employee has not in any substantial way been liable, such determination to be made by a majority of the members of the Board of Directors who are not parties to such proceeding, though less than a quorum, or by any one or more disinterested persons to whom the question may be referred by the Board of Directors. The foregoing right of indemnification shall not exclude any other rights to which such persons may be entitled by law or otherwise nor shall it restrict or limit any privilege or power that the corporation may lawfully exercise in respect of the indemnification or reimbursement of such persons. The provisions of this By-Law shall be separable and if any of the provisions of this By-Law shall be adjudged to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision thereof.

ARTICLE IX

AMENDMENTS

These By-Laws may be amended or repealed or new By-Laws may be adopted at any regular or special meeting of stockholders at which a quorum is present or represented, by the vote of the holders of shares entitled to vote in the election of any directors, provided notice of the proposed alternation, amendment or repeal be contained in the notice of such meeting. These By-Laws may also be amended or repealed or new By-Laws may be adopted by the Board of Directors at any regular or special meeting of the Board. By-Laws adopted by the Board of Directors may be amended or repealed by the stockholders.